Conference Call Transcript

Q3 Fiscal 2004 Helen of Troy Earnings Conference Call
January 13, 2004 11:00 a.m. ET

CORPORATE PARTICIPANTS

Gerald Rubin

Helen of Troy — Chairman, Chief Executive Officer and President

Christopher CaramerosHelen
of Troy – Executive Vice President

Robert Spear

Helen of Troy — Senior Vice President and Chief Information Officer

Thomas Benson

Helen of Troy – Senior Vice President and Chief Financial Officer

CONFERENCE PARTICIPANTS

Doug LaneAvondale
Partners

Joe ChumblerStephens

Gary GiblenCL
King

Mimi SokolowskiSidoti
& Company

Zax ValssisGates
Capital

Mike CarlottiPalmyar
Capital

PRESENTATION

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Operator

Good morning and welcome, ladies and gentlemen, to the Helen of Troy third quarter earnings conference call for Fiscal 2004. At this time, I would like to inform you that all participants are in a listen-only mode. At the request of the company, we will open the conference up for questions and answers after the presentation. Our speakers for this morning’s conference call are Gerald Rubin, Chairman, Chief Executive Officer and President; Christopher Carameros, Executive Vice President; Thomas Benson, Senior Vice President and Chief Financial Officer; Robert Spear, Senior Vice President and Chief Information Officer. I will now turn the conference over to Robert Spear. Please go ahead, sir.

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Robert Spear — Helen of Troy — Senior Vice President and Chief Information Officer

Good morning everyone. Welcome to Helen of Troy’s third quarter earnings conference call for Fiscal Year 2004. The agenda for this morning’s conference call is as follows. We’ll have a brief forward-looking statement review, followed by Mr. Rubin, who will discuss our third quarter earnings release and related results of operations for Helen of Troy, followed by a financial review of our income statement and balance sheet for the quarter by Tom Benson, our Chief Financial Officer. And finally, we’ll open it up for questions and answers for those of you with any further questions. First the Safe Harbor Statement. This conference call may contain certain forward-looking statements that are based on management’s current expectations with respect to future events of financial performance. A number of risks and uncertainties could cause actual results to differ materially or historically anticipated results. Generally the words anticipate, believes, expects or other similar words identify forward-looking statements. The company cautions listeners not to place undue reliance on forward-looking statements. Forward-looking statements are subject to risks that could cause such statements to differ materially from actual results. Factors that could cause actual results to differ from those anticipated are described in the company’s Form 10K filed with the Securities and Exchange Commission for the fiscal year ended February 28, 2003 and Form 10Q for the quarters ended May 31 and August 31, 2003. Before I turn the conference call over to our Chairman, Mr. Rubin, I would like to inform all interested parties that a copy of today’s earnings release has been posted to our website at www.hotus.com. The release can be accessed by selecting the Investor Relations tab on our home page and then the news tab. I will now turn the conference over to Mr. Gerald Rubin, Chairman, CEO and President of Helen of Troy.

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Thank you, Bob, and good morning everyone and welcome to Helen of Troy’s third quarter conference call. Helen of Troy today reported record sales and earnings for the third quarter and nine months ended November 30, 2003. With solid product performances in the US and abroad, third quarter sales increased 25 percent to a record $179 million versus sales of $143 million for the same period of the prior year. Third quarter net earnings increased 49 percent to a record $25 million or 78 cents per diluted share from $16,791,000 or 57 cents per diluted share for the same period a year earlier. Nine month sales climbed 13 percent to a record $401 million from sales of $357 million for last year’s nine months. Net earnings for the nine months ended November 30, 2003 was $53 million or $1.71 per diluted share versus $32 million or $1.09 per diluted share in the comparable period last year, representing a 64 percent increase in net earnings.

I am very pleased to have delivered a strong financial performance for the quarter. Sales and earnings reached record levels for our company during the quarter. And based on continuing performance, we believe the fourth quarter will be a record-breaking fourth quarter as well. Sales increased in every segment of our business except Tactica. Our sales leaders continue to include retail personal care products, the Professional Division, the International Division and our Idelle Labs skin and hair care products. Excluding the results for Tactica, third quarter sales increased by 33 percent to $165 million, with operating income of $31.7 million or 19.2 percent of sales. Excluding Tactica and our new Idelle Labs Division, Helen of Troy sales increased by 24.1 percent to $149.4 million versus $120.4 million for last year’s third quarter.

We are pleased that Tactica’s performance has improved over the last quarter. However, we continue to explore strategic alternatives for our investment in Tactica, with a strong view towards maximizing shareholder value. These alternatives include a possible sale of all or partial interest in Tactica. There can be no assurance that any transaction involving Tactica will occur. We expect to complete our analysis over the next several months and communicate the results at that time to our shareholders.

Due to the sales and earnings momentum we have experienced over the last quarter, we are raising our fiscal year ending February 29, 2004 earnings per diluted share guidance from $1.85 to $1.90 to $2.05 to $2.10, or a 56 to 60 percent increase from the prior fiscal year’s diluted earnings per share of $1.31. We have also increased our projected earnings per diluted share for the fiscal year beginning March 1, 2004, from $2.15 to $2.25 to a range of $2.30 to $2.40. Our business and financial performance continues to be strong and consistent. This quarter marks 35 of the past 39 quarters with quarter-over-quarter increases in sales and net earnings.

For the fourth quarter, we are projecting sales of $110 to $115 million, up from last year’s $102 million. Fourth quarter earnings per share are estimated to be between 34 and 39 cents, an increase from the 22 cents reported fourth quarter last year. Helen of Troy stock has increased from December 31, 2002 to December 31, 2003, this past year, from $11.64 to $23.14, an increase of 99 percent. If you compare Helen of Troy’s stock to the Dow Jones, the NASDAQ and the S&P, Helen of Troy has beat their increases for the last six months, one year, two years, five years, 12 years and 14 year periods. Helen of Troy has been a stock you can hold long term and beat the Dow, the NASDAQ and S&P. Four years ago, Helen of Troy earned 44 cents per share. This year we are projecting $2.05 to $2.10. This has been an annualized growth rate of 47 percent. Helen of Troy is projecting a ten to 15 percent sales growth and a 15 to 20 percent earnings per share growth for the next four years. At a minimum, Helen of Troy is projecting to double earnings per share to $4.00 in the next four years. I would now like to turn this conference over to our CFO, Tom Benson and then to our Executive VP, Chris Carameros.

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Thomas Benson — Helen of Troy — Senior Vice President and Chief Financial Officer

Thank you, Gerry, and good morning. Needless to say, we’re all very pleased with our operating performance for the third quarter. Third quarter net sales grew 25.3 percent year-over-year. Quarter three 2004, net sales were $179.2 million compared to $143 million for quarter three 2003. This represents an increase of $36.2 million or 25.3 percent. However, more importantly, our third quarter net earnings increased by 49.3 percent year-over-year. Net earnings for quarter three 2004 was $25.1 million, 14 percent of net sales, compared to $16.8 million, or 11.7 percent of net sales quarter three 2003. This is an increase of $8.3 million. It represents a 49.3 percent increase. And the net earnings as a percentage of sales increased 2.3 percentage points.

Third quarter operating income also improved 45.3 percent year-over-year. Quarter three 2004 operating income was $30.3 million, 16.9 percent of sales, compared to $20.9 million, 14.6 percent of sales quarter three 2003. This is a 45 percent increase, $9.5 million. Third quarter earnings per diluted share increased 36.8 percent year-over-year. Diluted earnings per share are 78 cents for quarter three 2004, compared to 57 cents for quarter three 2003. This is a 21 cent per diluted share increase or 36.8 percent.

Now I will provide a more detailed review of various components of our financial performance. Net sales, the company’s quarterly net sales exclusive of Tactica were $165.4 million in quarter three 2004, compared to $124 million in quarter three 2003. This represents an increase of $41.4 million or 33.3 percent. This portion of our business represents 92 percent of consolidated net sales for this quarter, while it was 87 percent the prior year quarter.

By segments, our North American segment in quarter three 2004 had net sales of $141.7 million, compared to $108.7 million in quarter three 2003. This is an increase of $33 million or 30.3 percent. Our International segment had sales of $23.7 million in quarter three 2004, compared to $15.3 million in quarter three 2003. This represents an increase of $8.4 million or 54.6 percent. Tactica, however, had a quarterly net sales of $13.8 million in quarter three 2004, versus $19 million in quarter three 2003. This is a decrease of $5.1 million or 27.1 percent. Tactica sales decrease is primarily due to the reduction in sales of Appelstop [sp] products that were such a large part of sales last year, a general softness in demand for products sold through television infomercials. Tactica is also transitioning the placement of products in promotional space in retailers to inline, on-shelf placement. Growth in company sales exclusive of Tactica is primarily due to personal care products with enhanced technology, new products and Idelle Labs. Idelle includes the following: Sea Breeze, Vitalis, Ammons [sp], Final Net, 3-in-1 Conditioner in Vita Point, which we acquired from the Proctor & Gamble Company in October 2002. and Brut, which we acquired from Unilever in September 2003. These acquired brands accounted for $12.3 million, 30 percent of the $41.3 million quarter three fiscal 2004 sales growth excluding Tactica.

Sales of existing product lines under the Revlon, Sunbeam, Wave Rage, Hot Tools and Wego [sp] brands, enhanced with new technologies and features, have contributed to sales growth. Examples include hair care appliances utilizing ionic and ceramic technology rather than traditional heating surfaces. We also had sales growth as a result of expanding our line of massagers under the Dr. Scholl’s brand and had new products marketed on infomercials that were also sold in retail outlets. Also contributing to the sales growth has been the strengthening of the British pound and the Euro, versus the US dollar. Improvement in exchange rates provided approximately $1.6 million of additional sales benefit in quarter three 2004.

Gross Profit — Consolidated gross profit for the third quarter was $82.8 million, 46.2 percent of net sales, compared to $65.4 million, 45.7 percent of net sales in quarter 2003. This represents an increase of $17.4 million or 26.6 percent. This increase is due to lower sourcing costs, a mix change to higher margin new products and the benefit of strengthening foreign currencies against the dollar, partially offset by a reduction in gross profit dollars and gross profit percentage on Tactica sales.

Gross profit without Tactica, quarter three 2004, was $75.2 million, 45.5 percent of net sales, compared to $52.5 million or 42.4 percent of net sales for quarter three 2003. This represents an increase of $22.7 million, a 43.2 percent increase. Percentage increase, we had a 3.1 percent increase in gross profit margin.

Selling, General and Administrative Expenses — For the third quarter, SG&A expense decreased as a percentage of sales. For quarter three 2004, we had $52.5 million of SG&A expense, 29.3 percent of net sales, compared to $44.5 million, 31.1 percent in quarter three 2003. This is a percentage decrease of 1.8 percent. This decrease in SG&A percentage is due to change in the mix of segment sales, lower sales at the Tactica segment, which carries a higher SG&A cost as a percentage of sales compared to the North American and International segments, was a primary reason the overall SG&A percent fell.

Operating Income — Operating income without Tactica improved to 19.2 percent of net sales, $31.7 million for quarter three 2004, compared to 16.5 percent, $20.5 million for quarter three 2003. Tactica had an operating loss of $1.4 million, 9.9 percent of net sales for quarter three 2004, compared to an operating profit of $419 thousand, 2.2 percent of net sales for quarter three 2003. As mentioned before, Tactica had a sales decrease of $5.1 million for the quarter versus the prior year quarter three. Tactica’s quarter three 2004 operating loss of $1.4 million was an improvement from the operating loss of $3.3 million Tactica had in quarter two 2004.

Other expense was a net expense of $403 thousand for quarter three 2004, versus an income of $241 thousand for quarter three 2003. Interest income was reduced $136 thousand due to less investable cash and reduced interest rates. There was a reduction in gain both realized and unrealized on securities of $450 thousand in quarter three 2004 versus quarter three 2003.

Income Tax Expense – Income tax expense for quarter three 2004 was $4.9 million, 16.2 percent of income before tax, compared to $4.3 million, 20.5 percent of income before tax for quarter three 2003. The most significant reason for the reduction in tax rates is due to the tax benefit recognized on the Tactica loss that is at a much higher tax rate than the remainder of the company’s tax rate.

The last portion I will cover is our financial position. Our cash balance was $10 million at the end of quarter three 2004, compared to $29.7 million at the end of quarter three 2003. The reduction in cash is primarily due to an increase in inventory in receivables to support the sales growth in our business, the purchase of the Brut brand, advanced payment of royalties from one of our major license agreements, the purchase of our Mississippi Distribution Center and capital expenditures for our new computer system, offset by cash generated from operations over the last year. Receivables increased $18.5 million year-over-year on a quarterly sales increase of $36.2 million. Inventories increased $13.1 million or 11.7 percent from year-end and increased $19.4 million or 18.4 percent compared to last year, with sales increasing 36.2 million or 25.3 percent in quarter three 2004 compared to quarter three 2003. Inventories are now at $125.1 million compared to $147.1 million at August 31, 2003.

Stockholders’ equity is at $338.8 million at November 30, 2003, compared to $282.9 million at November 30, 2002, an increase of $55.9 million. During quarter three 2004, we purchased and retired a total of 231,800 shares of our common stock at a cost of $5.2 million for a $22.55 per share average price. This concludes the review of the financial statements.

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Robert Spear — Helen of Troy — Senior Vice President and Chief Information Officer

I would now like to open the floor to questions, operator.

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QUESTION AND ANSWER

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Operator

The question-and-answer session will begin now. If you are using a speakerphone, please pick up the handset before pressing any numbers. Should you have a question, please press star one on your push-button telephone. If you would like to withdraw your question, please press star two. Your questions will be taken in the order they are received. Please stand by for your first question. Our first questions comes from Doug Lane with Avondale Partners. Please state your question.

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Doug Lane – Avondale Partners

Yes, thank you. Good morning everybody.

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Man

Good morning, Doug.

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Doug Lane – Avondale Partners

First question, detail question, in Idelle Labs, how much of Idelle Labs is overseas now or outside of North America, do you think?

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Christopher Carameros — Helen of Troy — Executive Vice President

Well, we don’t really separately say a lot of things about Idelle Labs, but we have a presence, I can say in general, this is Chris Carameros speaking.

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Doug Lane – Avondale Partners

Hi, Chris.

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Christopher Carameros — Helen of Troy — Executive Vice President

We have a presence in Mexico with a nice business with Ammons Powder, and of course the new Brut brands. And we do have a presence in Germany with Final Net product, and to a limited extent, in the UK with a little bit of the Final Net product, along with Australia. So there is a good presence of Idelle outside the US.

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Doug Lane – Avondale Partners

Just ballpark, is this a $1-2 million business or is it upwards of a quarter of the whole thing, you know, like –

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Christopher Carameros — Helen of Troy — Executive Vice President

It’s in the, I’d say $15 to $18 million range.

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Doug Lane – Avondale Partners

Well, I mean, OK, that’s annually, right?

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Christopher Carameros — Helen of Troy — Executive Vice President

Right.     Annually.

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Doug Lane – Avondale Partners

Secondly, on cash flow, you talk a little bit about Fiscal ‘05 going forward, what are your capital expenditure expectations for Fiscal ‘05? Have you got that hammered out yet?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris again. In our budgeting process we’re going through, we’re in the $5-6 million range.

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Doug Lane – Avondale Partners

And is there going to be – I know you made that cash payment for the license agreement a year ago. Anything like that on the horizon here, Chris?

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Christopher Carameros — Helen of Troy — Executive Vice President

I would say that we would have potentially maybe another million dollar payment or a million to two million dollar payment, not significant though.

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Doug Lane – Avondale Partners

But nothing of the order of magnitude of last year?

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Christopher Carameros — Helen of Troy — Executive Vice President

Remember, the ones that we pay, we don’t have to pay obviously going forward. So we’ve actually prepaid, so our cash flow for the next two or three years is going to be pretty good, because we prepaid some of that expense.

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Doug Lane – Avondale Partners

So that’s an amortization now?

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Christopher Carameros — Helen of Troy — Executive Vice President

Yes.

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Doug Lane – Avondale Partners

So what is the annual kind of D&A number if we’re looking to next year?

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Christopher Carameros — Helen of Troy — Executive Vice President

Just about five, $5 million. [unintelligible] about five.

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Doug Lane – Avondale Partners

Sort of in line with capital spending.

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Christopher Carameros — Helen of Troy — Executive Vice President

Right.

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Doug Lane – Avondale Partners

So I mean, you’ve got, even with all the cash outflow, the balance sheet still looks pretty conservative. I’m just wondering, you know, it seems to me pretty healthy free cash generator here. What – I guess do you plan to do with it, any acceleration of the stock buy-back or build cash?

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Christopher Carameros — Helen of Troy — Executive Vice President

Well, we think that we should have somewhere around, oh, $80-85 million free cash for the next 12 months besides what we have. We’re looking at certainly all the alternatives. We certainly will be buying back stock and looking for acquisitions.

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Doug Lane – Avondale Partners

That $55 million of debt is just – that stays there?

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Christopher Carameros — Helen of Troy — Executive Vice President

Actually we start, I believe, the first year we started payment down at $10 million in year 2005 our next fiscal year. And it’s in our Q. You’ll see it. We filed our Q today and you’ll see that.

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Doug Lane – Avondale Partners

OK.     OK. And on the business, I wanted to save this for last, because Gerry, I’d really like you to expand on the success you’ve had in the core Helen of Troy business. My experience has been just year-in, year-out, despite the economic environment, it’s been such a consistent stable grower, then here you have a quarter where it’s up significantly from recent trends and I’d just like you to elaborate and put a little bit more color on what types of products, what was really successful in this season.

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Well, as you know, we started last year off at the International Housewares Show in Chicago in January. This year it will be in March. And we introduced, I don’t know, 70 or 80 new products. And those products were placed in plan-o-grams [sp] starting in June, July and we saw the results of the sales in this last quarter, which was really our Christmas quarter, ending November 30. That’s when all our customers buy. And you could just say it was across the board. Our Dr. Scholl’s massager sold well. Our Vidal Sassoon, our Revlon, Sunbeam products sold well. We’re leader in the industry in ceramic and ionic products. And our professional business did very well. And of course, a lot of credit goes to the International Division. They are doing very well in Europe increasing sales. And it’s all based on new products, new technology that we have. And we have a good group of new product development people and engineers here in the US and in Hong Kong. They did an excellent job this past year. This year, we’re having our national sales meeting this week, here in El Paso. And we’ll probably be introducing at least that many products or more also. So that’s why – you know, we have a lot of new products. Retailers are giving us more space. And our products are selling better. So we are increasing our market share.

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Doug Lane – Avondale Partners

That’s what I was going to ask you. I guess the only unknown now, since your sales are to the Wal-Marts of the world and the big box retailers. Based on the data you’ve seen post-holiday, how do you think the sell-through went just to gauge sort of what the inventories are at your bigger retailers?

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Well, you know, all the retailers buy based on POS. They only buy what they sell. They don’t over-buy. And based on sales that we’ve seen since Christmas, our sales have been up at major retailers across the country.

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Doug Lane – Avondale Partners

All right, Gerry, thanks a lot. Very good quarter.

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Operator

The next question comes from Joe Chumbler with Stephens. Please state your question.

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Joe Chumbler – Stephens

Thanks and congratulations on doubling your stock over the last year. Just a quick question on the North American Segment. Was there any discounting going on in the quarter to retailers?

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Not on our part, no.

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Joe Chumbler – Stephens

OK.

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Gerald Rubin – Helen of Troy – Chairman, Chief Executive Officer and President

The market seems to be pretty steady. There’s no price wars going on.

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Joe Chumbler – Stephens

OK.     And do you have the allowance for doubtful accounts at quarter end, by chance?

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Thomas Benson — Helen of Troy — Senior Vice President and Chief Financial Officer

That will be in our Q that we’re filing this afternoon.

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Joe Chumbler – Stephens

OK.     Thank you. I noticed over the holidays, there were some Wal-Mart branded foot massagers at the Super Centers. Could you just talk about home health and wellness and how that category is maybe experiencing some Wal-Mart source products and if that’s putting any pressure in the category?

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Well, we do sell Wal-Mart a lot of wellness products from foot baths and massagers under the Dr. Scholl’s brand. So we basically have the branded position at Wal-Mart and other retailers. We also hopefully will announce in the next few weeks another brand, another major brand that we will have for the health and wellness category. So we’re very strong and getting stronger in that category.

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Joe Chumbler – Stephens

OK.     I’m wondering also, just your share price has gone up so much in the last year and you’re buying back stock. It seems like it almost makes sense to issue stock instead and maybe do a sizeable acquisition. Are there opportunities out there for you to do that?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris Carameros speaking. [unintelligible] our balance sheet is way under-leveraged, so we have a lot of borrowing power at this point in time. We still think and are very optimistic about the stock price as it is. So I understand your point, you can always go out and issue equity, but we have a lot of leveraging power within our own balance sheet. And as Gerry mentioned to you before, with $80 to $85 million of cash flow – free cash flow and a substantial amount of borrowing power, you know, we should have excess cash and besides what we’re going to have on our balance sheet to be able to borrow. So unless it was a very, very large acquisition, which we have traditionally not entertained, it’s always possible. I don’t see an equity offering at this point in time.

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Joe Chumbler – Stephens

When you see some of the larger consumer products companies, like P&G and Unilever, selling small categories, do you see them maybe looking to sell bigger pieces of business out there?

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Christopher Carameros — Helen of Troy — Executive Vice President

Well, Unilever actually offered a variety of different businesses for sale last year, an overall package and some house ware products along with the some oral care products and along with the Brut package that we bought. We obviously look for products that we think we can do well with within our existing structure in Idelle Labs management team, along with our infrastructure we have here [unintelligible] we’re able to account, bill, ship and warehouse effectively to all the major retailers in the US. And to the extent that we can buy more products and put that through our same overhead base, that’s why you’re seeing some of the positive results that you’ll see in the last six months or nine months. And it, hopefully, will continue going forward. And that’s part of the analysis we look at, size is significant, but also the ability to, you know, take profits and utilize your existing overhead is also a significant item and it creates earnings and margin.

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Joe Chumbler – Stephens

Right.     OK. Great quarter. Thanks.

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Christopher Carameros — Helen of Troy — Executive Vice President

Thank you.

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Operator

The next question comes from Gary Giblen of CL King. Please state your question.

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Gary Giblen – CL King

Yeah, hi, good morning. Did you take specific measures to reduce your inventory level from the second quarter or did that just happen because of strong sales and more normal comparison versus last year, ‘cause the, you know, getting beyond that longshoremen’s strike and so forth?

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Gerald Rubin – Helen of Troy – Chairman, Chief Executive Officer and President

You know, Gary, as I’ve always told on the conference calls every quarter, our inventory increases during the summer months because that’s when our build up of inventory is because our third quarter is always our best quarter, which is September, October and November. In order to ship in September, October and November, most of that product has to be made during the summer months. And that’s why there’s always a build up and of course alarm a lot of people that our inventory is going up and our sales aren’t there. But that’s going to happen every year. Third quarter inventory goes down and the fourth quarter inventory will go down. You know, we’re projecting somewhere around $115 to $120 million worth of inventory, which we think is historically what we need to run the business going forward. The factories in China do close, as you know, for one month, which will start probably late January to late February. And we have to keep enough inventory to support all the major retailers. We are basically their warehouses. They buy from us every day. We ship to them every day. And they’re looking for inventory turns. As you know, we’ve won a lot of awards from major retailers because of inventory turns, delivery and all the other things that we do for them. So you will always see the second quarter inventory higher, third quarter less and then of course, the fourth quarter will be the lowest. And that’s the way it will be this year also.

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Gary Giblen – CL King

OK.     Thanks. And then on Tactica, the – I mean, are we closer to one month or six months away from divesting that?

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Christopher Carameros — Helen of Troy — Executive Vice President

This is Chris Carameros again. And again, we pursue every day the operation of the business. And that’s why we’re looking at, obviously [unintelligible] pleased with producing a loss, we’re not happy with any kind of loss. But we’re getting to that point, you know, at least we’re getting hopefully to the fourth quarter to a break-even. But again, it’s going to take several months, as Gerry said, to go through this, as we have partners in this process. What may be good for us, may not be good for them. We’ve got to make – we’ve got to find a thing that’s good for both of us together. And as we go through that process, we’ll keep you updated.

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Gary Giblen – CL King

OK.     I mean, so far, have you had expressions of interest but you’re apart on price? Is that the status now?

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Christopher Carameros — Helen of Troy — Executive Vice President

I don’t really want to comment on that. I think I said enough about that.

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Gary Giblen – CL King

OK.

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Christopher Carameros — Helen of Troy — Executive Vice President

All right?

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Gary Giblen – CL King

All right, thank you.

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Christopher Carameros — Helen of Troy — Executive Vice President

Sure.

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Operator

The next question comes from Mimi Sokolowski with Sidoti & Company. Please state your question.

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Mimi Sokolowski – Sidoti & Company

OK.     I just had one real quick question. I noticed that the current liabilities picked up substantially sequentially. To what should I attribute that to?

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Gerald Rubin – Chairman, Chief Executive Officer and President

I think you should attribute it to some of the seasonality in our business. I mean, the third quarter is the largest quarter and both our current assets and our current liabilities grew.

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Christopher Carameros — Helen of Troy — Executive Vice President

And this is Chris speaking. I think you can take a part of that is we are sourcing, I mean, Idelle Labs on a – within the USA, we carry some payables on that. And that’s indicative of trying to source that inventory piece and that piece, but overall increase in the business. There’s nothing strange or unusual under that piece.

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Man

Right.     Also, we do have $21 million on our revolving still outstanding. We have announced before when we did the Brut transaction, we borrowed $32 million, $21 million is in the current liabilities. As of today, that number is down to $6 million.

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Mimi Sokolowski – Sidoti & Company

OK.     Great. Thank you very much.

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Operator

The next question comes from Zax Valssis with Gates Capital. Please state your question.

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Zax Valssis – Gates Capital

Morning, just had a question about a normalized tax rate. What would it be if you excluded the Tactica credit?

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Christopher Carameros — Helen of Troy — Executive Vice President

Again, Chris Carameros speaking. If you take a look at, as I said last quarter, we are in accrual about an 18 percent range.

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Zax Valssis – Gates Capital

Terrific, thanks.

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Christopher Carameros — Helen of Troy — Executive Vice President

All right.

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Operator

The next question comes from Mike Carlotti with Palmyar Capital. Please state your question.

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Mike Carlotti – Palmyar Capital

Yeah, hi, just a couple other balance sheet questions. What was total debt including the $21 million in current debt?

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Thomas Benson — Helen of Troy — Senior Vice President and Chief Financial Officer

This is Tom Benson. The total debt, we have a $21 million piece at November 30th and we also have $55 million long-term.

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Mike Carlotti – Palmyar Capital

OK.     And cash flow from operations for the quarter?

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Thomas Benson — Helen of Troy — Senior Vice President and Chief Financial Officer

All that information will be in the Q that will be filed today.

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Mike Carlotti – Palmyar Capital

OK.     And how about sales for Brut for the quarter? There were two months of sales?

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Thomas Benson — Helen of Troy — Senior Vice President and Chief Financial Officer

We don’t – we do not specifically break out Brut.

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Mike Carlotti – Palmyar Capital

OK.     OK, thank you.

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Operator

Once again, ladies and gentlemen, as a reminder, if you wish to ask a question at this time, please press star one on your push-button phone. If there are no further questions, I will turn the conference back to Gerald Rubin to conclude.

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Gerald Rubin — Helen of Troy — Chairman, Chief Executive Officer and President

Thank you everyone for listening in to our third quarter conference call and participating. Our next one, of course, will be the fourth quarter and year-end, which we will have after our February 29th fourth quarter ending. So I appreciate all the support that we get from everybody and look forward to talking to you at the next conference call. Thank you.

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Operator

Ladies and gentlemen, if you wish to access a replay for this call, you may do so by dialing 1-800-428-6051 or 973-709-2089 with an ID number of 321679. This concludes our conference call for today. Thank you all for participating and have a nice day. All parties may now disconnect.

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